UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2011, the Board of Directors of G-III Apparel Group, Ltd. (“G-III”) approved several amendments to G-III’s by-laws, effective as of December 8, 2011. The amendments to the by-laws are summarized below (Article and Section numbers refer to the applicable Article or Section of the renumbered amended by-laws):

(a) Article II, Section 2 was amended to clarify that G-III generally holds its annual meeting in June, rather than December.

(b) Article II, Sections 3 and 4 were amended to provide for convening annual meetings by remote communication and to enable internet posting of stockholder lists.

(c) Article II, Section 6 was amended to provide for convening special meetings by remote communication.

(d) Article II, Section 9 was amended to clarify that the voting standard applicable to G-III’s director elections is plurality vote.

(e) Article II, Section 11 was added to affirmatively grant the chairman of the board authority to prescribe rules, regulations and procedures for the proper conduct of a stockholders’ meeting; for example, establishing an agenda or order of business for the meeting and rules and procedures for maintaining order at the meeting and the safety of those present.

(f) For the past several years, G-III had stated the deadline for stockholders to give notice of business they proposed to bring before the annual meeting in its proxy statement. A new Article III was added to the by-laws, setting forth G-III’s “advance notice” requirements for stockholders’ meetings consistent with the purpose of establishing an orderly process for stockholders seeking to nominate directors or propose business at stockholder meetings. Article III of the amended by-laws, among other things:

(i) Requires stockholders to deliver notice to G-III of their intention to make director nominations or bring other business before the meeting not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if the meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting. With respect to any other annual meeting of stockholders, G-III must receive stockholder notices by the close of business on the tenth day following the date of public disclosure of the meeting date;

(ii) Prescribes information that the stockholder’s notice must contain, both as to itself and its proposed director nominee, if the stockholder wishes to nominate a candidate for the annual meeting director election;

(iii) Prescribes information that the stockholder’s notice must contain if the stockholder wishes to bring business other than a director nomination before the annual meeting; and

(iv) Sets forth rules and procedures relating to special meetings of stockholders.

(g) Article IV, Section 4 was amended to clarify that the election of the chairman of the board occurs annually, but not necessarily at the first board of directors meeting following the annual meeting. In addition, this Section was amended to acknowledge that G-III’s board of directors may choose a vice chairman.

(h) Article IV, Section 8 was amended to permit the chief executive officer and the secretary, in addition to the chairman of the board and the president, to call special meetings of the board of directors.

(i) Article IV, Section 10 was amended to authorize electronic transmission of director consents in addition to written consents of directors.

(j) Article IV, Section 12 was amended so that Section 141(c)(2) of the current Delaware General Corporation Law is applicable to the creation of committees of directors and the delegation of responsibilities to board committees. G-III’s by-laws previously provided for designation of board committees in accordance with Section 141(c)(1) of the Delaware General Corporation Law.

(k) Article V, Section 1 was amended to authorize delivery of notices to stockholders by electronic transmission in accordance with applicable law.

(l) Article VI, Section 2 clarifies that officer appointments occur annually, but not necessarily at the first meeting of the board of directors after the annual meeting.

(m) Article VIII, Sections 1 and 2 clarify that common stock may be held in uncertificated book-entry form through G-III’s transfer agent and registrar, and need not be represented by a physical stock certificate.

(n) Several other non-substantive, technical and clarifying changes were made to the by-laws, such as adding subheadings in Article II and renumbering Articles and references to Articles after the new Article III.

The foregoing summary is qualified in its entirety by reference to the complete text of G-III’s amended by-laws, a copy of which is filed herewith as Exhibit 3.1 and incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	By-Laws of G-III Apparel Group, Ltd., as amended as of December 8, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2011	G-III APPAREL GROUP, LTD.

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	By-Laws of G-III Apparel Group, Ltd., as amended as of December 8, 2011